ESCROW AGREEMENT
                                ----------------

     AGREEMENT, dated as of the ____ day of November, 1996, by and among American Stock Transfer & Trust Company, a New York corporation (hereinafter referred to as the "Escrow Agent"), Heuristic Development Group, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company who have executed this Agreement (hereinafter collectively called the "Stockholders") and the holders of options issued by the Company who have executed this Agreement (hereinafter collectively called the "Optionholders").

     WHEREAS, the Company contemplates a public offering ("Public Offering") of Units ("Units"), each Unit consisting of one share of its Common Stock, par value $.01 per share (the "Common Stock"), one redeemable Class A Warrant (the "Class A Warrant"), and one redeemable Class B Warrant ("Class B Warrant"), through D.H. Blair Investment Banking Corp. as underwriter (the "Underwriter") pursuant to a Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission (the "Registration Statement"); and

     WHEREAS, the Stockholders have agreed to deposit in escrow an aggregate of 349,370 shares of Common Stock and the Optionholders have agreed to deposit in escrow options to purchase an aggregate of 50,630 shares of Common Stock upon the terms and conditions set forth herein.

     In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

     1. The Stockholders, the Optionholders and the Company hereby appoint American Stock Transfer & Trust Company as Escrow Agent and agree that the Stockholders, the Optionholders will, prior to the Effective Date (as hereinafter defined) of the Public Offering, deliver to the Escrow Agent to hold in accordance with the provisions hereof certificates representing an aggregate of 349,370 shares of Common Stock owned of record by the Stockholders in the respective amounts set forth on Exhibit A hereto (the "Escrow Shares"), together with stock powers executed in blank, and agreements representing options to purchase an aggregate of 50,630 shares of Common Stock held by the Optionholders in the respective amounts set forth on Exhibit B hereto (the "Escrow Options"). The Escrow Agent, by its execution and delivery of this Agreement hereby acknowledges receipt of the Escrow Shares and Escrow Options and accepts its appointment as Escrow Agent to hold the Escrow Shares and Escrow Options in escrow, upon the terms, provisions and conditions hereof.

     2. This Agreement shall become effective upon the date on which the Securities and Exchange Commission declares effective the Registration Statement ("Effective Date") and shall continue in effect until the earlier of (i) the date specified in paragraph 4(e) hereof or (ii) the distribution by the Escrow Agent of all of the Escrow Shares and Escrow Options in accordance with the terms hereof (the "Termination Date"). The period of time from the Effective Date until the Termination Date is referred to herein as the "Escrow Period."

     3. During the Escrow Period, the Escrow Agent shall receive all of the money, securities, rights or property distributed in respect of the Escrow Shares and Escrow Options then held in escrow, including any such property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, such property to be held and distributed as herein provided and hereinafter referred to collectively as the "Escrow Property."

     4. (a) The Escrow Shares and Escrow Options are subject to release to the Stockholders and Optionholders, as applicable, only in the event the conditions set forth herein are met. The Escrow Agent, upon notice to such effect from the Company as provided in paragraph 5 hereof, shall deliver the Escrow Shares, together with stock powers executed in blank, and Escrow Options, and the Escrow Property deposited in escrow with respect to such Escrow Shares and Escrow Options, to the respective Stockholders, if, and only if, one of the following conditions is met:

     (i) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited by the Company's independent public accountants) (the "Minimum Pretax Income") amounts to at least $3.3 million for the fiscal year ending December 31, 1998;

     (ii) the Minimum Pretax Income amounts to at least $4.5 million for the fiscal year ending December 31, 1999;

     (iii) the Minimum Pretax Income amounts to at least $5.7 million during the fiscal year ending December 31, 2000;

     (iv) the Bid Price (as hereafter defined) of the Common Stock averages in excess of $12.50 per share for 30 consecutive business days during the 18-month period commencing on the Effective Date; or

     (v) the Bid Price of the Common Stock averages in excess of $16.75 per share for 30 consecutive business days during the 18-month period commencing with the nineteenth month from the Effective Date.

     (b) As used in this Section 4, the term "Bid Price" shall be subject to adjustments in the event of any stock dividend, stock distribution, stock split or other similar event and shall mean:

     (i) If the principal market for the Common Stock is a national securities exchange or the Nasdaq National Market, the closing sales price of the Common Stock as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market; or

     (ii) if the principal market for the Common Stock is not a national securities exchange or the Nasdaq National Market and if the Common Stock is quoted on the Nasdaq SmallCap Market, the closing bid price of the Common Stock as quoted on the Nasdaq SmallCap Market; or

     (iii) if the principal market for the Common Stock is not a national securities exchange or the Nasdaq National Market and if the Common Stock is not quoted on the Nasdaq SmallCap Market, the closing bid for the Common Stock as reported by the National Quotation Bureau, Inc. ("NQB") or at least two market makers in the Common Stock if quotations are not available from NQB but are available from market makers.

     (c) The determination of Minimum Pretax Income shall be calculated exclusive of (i) any extraordinary earnings or charges (including any charges incurred by the Company in connection with the release from escrow of the Escrow Shares and Escrow Options and any Escrow Property in respect thereof pursuant to the provisions of this paragraph 4) and (ii) any shares of Common Stock issued upon conversion of securities outstanding immediately prior to the Effective Date which are convertible into Common Stock without the payment of additional consideration.

     (d) The Minimum Pretax Income amounts set forth in subparagraph (a) above shall be increased during each fiscal year during the Escrow Period to reflect the issuance of any additional securities after the Effective Date, including any shares of Common Stock that may be issued upon the exercise of the Class A Warrants, the Class B Warrants or any other options or warrants presently outstanding or hereafter granted by the Company (excluding options granted under the Company's 1996 Stock Option Plan (the "Plan") which, in the aggregate, do not exceed 5% of the then outstanding shares of Common Stock, including Escrow Shares) in accordance with the following formula: The Minimum Pretax Income shall be increased during each fiscal year to an Adjusted Minimum Pretax Income calculated by multiplying the applicable Minimum

Pretax Income amount by a fraction, the numerator of which shall be the weighted average number of shares of Common Stock outstanding during the fiscal year for which the determination is being made (including the Escrow Shares and Escrow Options and any shares of Common Stock issuable upon conversion of any outstanding securities but excluding shares of Common Stock issuable upon exercise of (i) outstanding Class A and Class B Warrants sold pursuant to the Prospectus included in the Registration Statement; (ii) outstanding Unit Purchase Options (and the Class A and Class B Warrants included therein) issued to the Underwriter and (iii) options outstanding under the Plan), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the Effective Date (including the Escrow Shares, Escrow Options and any shares of Common Stock issuable upon conversion of securities outstanding immediately prior to the Effective Date which are convertible into Common Stock without the payment of additional consideration), plus (y) the number of shares of Common Stock sold pursuant to the Prospectus included in the Registration Statement.

     (e) If the Escrow Agent has not received the notice provided for in Paragraph 5 hereof and delivered all of the Escrow Shares, Escrow Options and related Escrow Property in accordance with the provisions of this Paragraph 4 on or prior to March 31, 2001, the Escrow Agent shall deliver the certificates representing all of the Escrow Shares, together with stock powers executed in blank, and any related Escrow Property to the Company to be placed in the Company's treasury for cancellation thereof as a contribution to capital. After such date, the Stockholders shall have no further rights as a stockholder of the Company with respect to any of the cancelled Escrow Shares and the Optionholders shall have no further rights with respect to any of the cancelled Escrow Options.

     5. Upon the occurrence or satisfaction of any of the events or conditions specified in Paragraph 4 hereof, the Company shall promptly give appropriate notice to the Escrow Agent, the Underwriter (and if the transfer agent of the Company's Common Stock is different from the Escrow Agent, such transfer agent) and present such documentation as is reasonably required by the Escrow Agent to evidence the satisfaction of such conditions.

     6. It is understood and agreed by the parties to this Agreement as follows:

          (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

          (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it or of the Escrow Shares, Escrow Options or any related Escrow Property other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

          (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

          (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

          (e) The Company agrees (i) to pay the Escrow Agent's reasonable fees and to reimburse it for its reasonable expenses including attorney's fees incurred in connection with duties hereunder and (ii) to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. The obligation of the Escrow Agent to deliver the Escrow Shares to either the Stockholders or the Company or the Escrow Options to either the Optionholders or the Company shall be subject to the prior satisfaction upon demand from the Escrow Agent, of the Company's obligations to so save harmless, indemnify and defend the Escrow Agent and to reimburse the Escrow Agent or otherwise pay its fees and expenses hereunder.

          (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by the Stockholders or the Optionholders and indemnified to the Escrow Agent's satisfaction against the cost and expense of such defense by the party requesting such defense. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to given notice of such proceeding to the Stockholders, the Optionholders and the Company. The Escrow Agent shall not be required to institute legal proceedings of any kind.

          (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the term of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

          (h) The Escrow Agent may resign as such hereunder by giving 30 days written notice thereof to the Stockholders, the Optionholders and the Company. Within 20 days after receipt of such notice, the Stockholders, the Optionholders and the Company shall furnish to the Escrow Agent written instructions for the release of the Escrow Shares, the Escrow Options and any related Escrow Property (if such shares, options and property, if any, have not yet been released pursuant to Paragraph 4 hereof) to a substitute Escrow Agent which (whether designated by written instructions from the Stockholders, the Optionholders and the Company jointly or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow Agent) shall be a bank or trust company organized and doing business under the laws of the United States or any state thereof. Such substitute Escrow Agent shall thereafter hold any Escrow Shares, Escrow Options and any related Escrow Property received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all shares then held in escrow according to such written instruction or upon such delivery as herein provided. This Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Company.

     7. The Stockholders shall have the sole power to vote the Escrow Shares and any securities deposited in escrow under this Agreement while they are being held pursuant to this Agreement.

     8. (a) Each of the Stockholders agrees that during the term of this Agreement he will not sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the Escrow Shares set forth opposite his name on Exhibit A hereto, unless and until the Company shall have given the notice as provided in Paragraph 5. This restriction shall not be applicable to transfers upon death, by operation of law, to family members of the Stockholders or to any trust for the benefit of the Stockholders, provided that such transferees agree to be bound by the provisions of this Agreement.

     (b) The Stockholders and the Optionholders will take any action necessary or appropriate, including the execution of any further documents or agreements, in order to effectuate the transfer of the Escrow Shares and Escrow Options to the Company if required pursuant to the provisions of this Agreement.

     9. Each of the certificates representing the Escrow Shares will bear legends to the following effect, as well as any other legends required by applicable law:

     (a) "The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of the shares evidenced by this certificate are restricted by and are subject to all of the terms, conditions and provisions of a certain Escrow Agreement entered into among American Stock Transfer & Trust Company, Heuristic Development Group, Inc. (the "Company") and the Stockholders of the Company dated as of _________, 1996, a copy of which may be obtained from the Secretary of the Company. No transfer, sale or other disposition of these shares may be made unless specific conditions of such agreement are satisfied.

     (b) "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under said act, or the Company is furnished with an opinion of counsel satisfactory in form and substance to it that such registration is not required."

     Upon execution of this Agreement, the Company shall direct the transfer agent for the Company to place stop transfer orders with respect to the Escrow Shares and to maintain such orders in effect until the transfer agent and the Underwriter shall have received written notice from the Company as provided in Paragraph 5.

     10. At any time during the Escrow Period, an Optionholder may exercise all or a portion of his Escrow Options in accordance with the terms of his option agreement. The Company shall deliver a certificate for the purchased shares with stock powers executed in blank attached to the Escrow Agent against delivery of the Escrow Options which have been exercised, and the Escrow Agent shall hold such shares as Escrow Shares in accordance with the provisions of this Agreement.

     11. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:

     (i)   If to the Company, to:

           Heuristic Development Group, Inc.
           17575 Pacific Coast Highway
           Pacific Palisades, California 92072

     (ii) If to the Stockholders to their respective addresses as set forth on Exhibit A hereto.

     (iii) If to the Escrow Agent, to:
           American Stock Transfer & Trust Company
           40 Wall Street
           New York, New York 10005

     (iv)  If to the Underwriter, to:
           D.H. Blair Investment Banking Corp.
           44 Wall Street
           New York, New York 10005
           Att:  Martin A. Bell, Esq.
           Fax:  212-514-7837

All notices, instructions or certificates given hereunder to the Escrow Agent shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received upon personal delivery or transmission by fax or, if mailed, five (5) calendar days after mailing by the Escrow Agent.

     A copy of all communications sent to the Company, the Stockholders or the Escrow Agent shall be sent by ordinary mail to Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, Attention: Sheldon E. Misher, Esq. A copy of all communications sent to the Underwriter shall be sent by ordinary mail to Singer, Blenenstock, Zamansky, Ogele & Selengut LLP, 40 Exchange Place, New York, New York 10005, Attention: C. David Selengut, Esq.

     12. Except as set forth in paragraph 13 hereof, this Agreement may not be modified, altered or amended in any material respect or cancelled or terminated except with the prior consent of the holders of all of the outstanding shares of Common Stock of the Company.

     13. In the event that the Public Offering is not consummated within twenty-five (25) days of the Effective Date of the Registration Statement, this Agreement shall terminate and be of no further force and effect and the Escrow Agent, upon written notice from both the Company and the Underwriter in accordance with paragraph 10 hereof of such termination, will return the Escrow Shares, Escrow Options and any Escrow Property in respect thereof to the Stockholders.

     14. This Agreement shall be governed by and construed in accordance with the laws of New York and shall be binding upon and inure to the benefit of all parties hereto and their respective successors in interest and assigns.

     15. This Agreement may be executed in several counterparts, which taken together shall constitute a single instrument.

                               *       *      *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

HEURISTIC DEVELOPMENT GROUP, INC.


By: __________________________


AMERICAN STOCK TRANSFER
 & TRUST COMPANY

By: __________________________


STOCKHOLDERS:

BROOKS TRUST, 10/7/72


By:___________________________
Title:________________________


CLARK TRUST,  u/t/d 6/30/69


By:___________________________
Title:________________________


CLARK MANAGEMENT CO. INC.


By:___________________________
Title:________________________

NAUTILUS GROUP JAPAN LTD.

By:___________________________
Title:________________________



ARCADIAN & CO., L.P.


By:___________________________
Title:________________________


TRANSPAC SOFTWARE INC.


By:___________________________
Title:________________________


ACC TRUST


By:___________________________
Title:________________________



______________________________
Jerald N. Downen


______________________________
Michael A. Hertzberg


______________________________
Kimitane Sohma


______________________________
John Dobbs

______________________________
R. Brett Lunger


______________________________
Jay Jay Shapiro


______________________________
Gregory L. Zink


______________________________
Deborah E. Griffin


______________________________
Steven R. Gumins


______________________________
Eric Rhodes


SEYBOLD FAMILY TRUST


By:____________________________
Title:_________________________

BLASE FAMILY TRUST


By:____________________________
Title:_________________________

                                    EXHIBIT A
                                    ---------


                               STOCKHOLDERS' LIST



Name of Stockholder                                    Address                       Number of Escrow Shares
-------------------                                    -------                       -----------------------
Brooks Trust, 10/7/72                        c/o Clark Management Co. Inc.                   2,260.5
                                             P.O. Box 3090
                                             Boynton Beach, FL 33424

Clark Trust, u/t/d 6/30/69                   c/o Clark Management Co. Inc.                  31,728
                                             P.O. Box 3090
                                             Boynton Beach, FL 33424


Clark Management Co. Inc.                    P.O. Box 3090                                   1,507
                                             Boynton Beach, FL 33424


Nautilus Group Japan Ltd.                    P.O. Box 3090                                 183,257.5
                                             Boynton Beach, FL 33424


Arcadian & Co., L.P.                         c/o Patterson, Belknap, Webb & Tyler            1,507
                                             1133 Avenue of the Americas
                                             New York, New York 10036-6710
                                             Attn:  Mr. Robert Pennoyer

Transpac Software Inc.                       467 Saratoga Avenue                            10,554
                                             Suite 550
                                             San Jose, CA 95219

ACC Trust                                    c/o Clark Management Co. Inc.                   4,520.5
                                             P.O. Box 3090
                                             Boynton Beach, FL 33424


Jerald N. Downen                             1390 South Clinton Road                         9,376
                                             Denver, CO 80231

Michael A. Hertzberg                         c/o Howery & Simon                           10,046
                                             1299 Pennsylvania Avenue N.W.
                                             Washington, D.C. 2004-2402

Kimitane Sohma                               c/o Nautilus Group Japan, Inc.                6,697
                                             Landic Akasaka 2nd Bldg. 2F
                                             10-9, Akasaka 2-Chome
                                             Minato-ku, Tokyo

John Dobbs                                   8404 Winding Trail Place                      669.5
                                             Mason, OH 45040

R. Brett Lunger                              301 Snuff Mill Road                           669.5
                                             Wilmington, DE 19807-1025

Jay Jay Shapiro                              1149 East Alemeda                             669.5
                                             Santa Fe, NM 87501

Gregory L. Zink                              54 River Drive                                6,697
                                             Ocean Ridge, FL 33435


Eric Rhodes                                  500 Lunalilo Home Road                      1,339.5
                                             Apartment 13-A
                                             Honolulu, HI 96825

Seybold Family Trust                         P.O. Box 1315                                70,732
                                             Eastsound, WA 98245
                                             Att:  Jonathan W. Seybold

Blase Family Trust                           448 Adelaide Drive                          7,139.5
                                             Santa Monica, CA 90402                      -------
                                             Att:  Dr. William Blase

                                                                    Total:               349,370
                                                                    ======               =======

                                    EXHIBIT B
                                    ---------


                               OPTIONHOLDERS' LIST





Name of Optionholder                                    Address                       Number of Escrow Options
--------------------                                    -------                       ------------------------
Deborah E. Griffin                           3590 Las Flores Canyon Road                       27,091
                                             Malibu, CA 90265

Steven R. Gumins                             2677 Rambla Pacifico                              23,539
                                             Malibu, CA 90265                                  ------


                                                                        Total:                 50,630
                                                                        ======                 ======